Exhibit 10.11

AMENDMENT NO. 2 TO DISTRIBUTION AGREEMENT

AMENDMENT NO. 2 dated as of March 23, 2010 (this “Amendment”), is by and between Verizon Communications Inc., a Delaware corporation (“Verizon”), and New Communications Holdings Inc. (“Spinco”) to the Distribution Agreement, dated as of May 13, 2009, as amended, (the “Distribution Agreement”) by and between Verizon and Spinco. Capitalized terms used but not defined herein shall have the meanings given to such terms in the Distribution Agreement, and all references to Articles and Sections herein are references to Articles and Sections of the Distribution Agreement.

In consideration of the premises and the mutual promises herein made, and in consideration of the agreements herein contained, the parties, intending to be legally bound hereby, agree as follows:

1. Amendment to Section 1.1. The definition of “Blended Customer Contracts” set forth in Section 1.1 of the Distribution Agreement is hereby amended to read in its entirety as follows:

“Blended Customer Contracts” means Contracts with customers of Verizon or one of its Subsidiaries, in each case to which Verizon, one of the Contributing Companies or another Subsidiary of Verizon is a party, and in each case which provide for such customers to receive one or more products or services that are offered by the Spinco Business as well as one or more products or services that are offered by the Verizon Business.

2. Amendment to Section 1.1. The definition of “Contributing Companies” set forth in Section 1.1 of the Distribution Agreement is hereby amended to read in its entirety as follows:

“Contributing Companies” means Verizon North Inc., a Wisconsin corporation, Verizon Northwest Inc., a Washington corporation, Verizon West Coast Inc., a California corporation, Contel of the South, Inc., a Georgia corporation, Verizon California Inc., a California corporation, Verizon South Inc., a Virginia corporation, Verizon West Virginia Inc., a West Virginia corporation, Verizon Virginia Inc., a Virginia corporation, Verizon Enterprise Solutions LLC, a Delaware limited liability company, Verizon Long Distance LLC, a Delaware limited liability company, Verizon Online LLC, a Delaware limited liability company, Verizon Credit Inc., a Delaware corporation, Verizon Corporate Services Corp., a Delaware corporation, Verizon Business Financial Management Corporation, a Delaware corporation, Verizon Business Network Services Inc., a Delaware corporation, Verizon Services Corp., a Delaware corporation, Verizon Network Integration Corp., a Delaware corporation, Verizon Select Services Inc. a Delaware corporation and any other Subsidiary of Verizon that either provides 911 or E911 customer premise equipment sales, service or maintenance or other assets or services in support of 911 or E911 in the Territory or employs Spinco Business Employees (as defined in the Merger Agreement), in each case as of the Closing Date.

3. Amendment to Section 1.1. The definition of “Retained Contract” set forth in Section 1.1 of the Distribution Agreement is hereby amended to read in its entirety as follows:

“Retained Contract” means (i) any Contract entered into by Verizon or any Subsidiary of Verizon (other than Spinco or a Spinco Subsidiary), on the one hand, with a non-Affiliate of Verizon, on the other hand, which is used or held for use in the conduct of the Spinco Business as well as the Verizon Business, other than any Blended Customer Contract; and (ii) any Contract entered into solely between or among Verizon and/or Affiliates of Verizon, other than Transferred Affiliate Arrangements, including, in each case, those Contracts listed in Section 1.1(c) of the Disclosure Letter.

4. Amendment to Section 1.1. The definition of “Retained Customer Accounts” set forth in Section 1.1 of the Distribution Agreement is hereby deleted in and removed from Section 1.1 in its entirety.

5. Amendment to Section 1.1. Subparagraph III, following the proviso, of the definition of “Spinco Assets” set forth in Section 1.1 of the Distribution Agreement is hereby amended to read in its entirety as follows:

III. Any Retained Contracts;

6. Amendment to Section 1.1. Subparagraph X, following the proviso, of the definition of “Spinco Assets” set forth in Section 1.1 of the Distribution Agreement is hereby amended to read in its entirety as follows:

X.	the remote switch in Knotts Island, North Carolina as described below where the access lines shall continue to be served by Verizon South Inc. from the host CLLI PRANVAXBDS0 in Shipps Corner, Virginia after the Distribution Date;

Base CLLI	Remote CLLI	Switch Type	Switch Name	AAIS Wire Center Name	NPA	NXXs	Rate Center
PRANVAXBDS0	KNISNCXARS1	RSO	SHIPPS CORNER	SHIPPS CORNER	252	429	Knotts Island

7. Amendment to Section 1.1. Subsection (i) of the definition of “Spinco Assets” set forth in Section 1.1 of the Distribution Agreement is hereby amended to include new subparagraphs I as follows:

(I)	any Telephone Plant and other tangible assets together with Contracts, ILEC customer relationships, LD customer relationships and Verizon Online LLC broadband Internet access services customer relationships, if any, for any customer in the local franchise areas served by the facilities described below:

the remote switch and pair gains in Crows-Hematite, Virginia as described below where access lines shall be served by Spinco or its Affiliate from the host CLLI WSSPWVDRRS1 in White Sulphur Spings, West Virginia after the Distribution Date.

Base CLLI	Remote CLLI	Switch Type	Switch Name	AAIS Wire Center Name	NPA	NXXs	Rate Center
WSSPWVDRRS 1	ALGHVAU0016	RS1	WHITE SULPHUR SPRINGS	WHITE SULPHUR SPRINGS	540	559	Crows Hematite
WSSPWVDRRS 1	ALGHVAU0001	RS1	WHITE SULPHUR SPRINGS	WHITE SULPHUR SPRINGS	540	559	Crows Hematite
WSSPWVDRRS 1	ALGHVAU0002	RS1	WHITE SULPHUR SPRINGS	WHITE SULPHUR SPRINGS	540	559	Crows Hematite
WSSPWVDRRS 1	CTVNVAAQ	RS1	WHITE SULPHUR SPRINGS	WHITE SULPHUR SPRINGS	540	559	Crows Hematite

8. Amendment to Section 1.1. The following subsections of the definition of “Spinco Business” set forth in Section 1.1 of the Distribution Agreement are hereby amended to include new subparagraphs as follows:

Subsection (ii) prior to the proviso:

(E) The provision by Verizon Services Corp. of bulk multi-channel video services, bulk broadband Internet access services and other voice, data and FTTP services at multi-family properties and the provision of joint marketing services with property owners of multi-family properties in the Territory on behalf of certain identified affiliated operating companies; and

(F) The provision by Verizon Long Distance LLC or Verizon Enterprise Solutions LLC of terminating central office Toll-Free switched long distance services for small business customers, where the Toll-Free telephone number is associated with a Billing Telephone Number (BTN) that is served by a wirecenter that is otherwise a Spinco Asset.

Subsection (ii) following the proviso:

(R) Toll free long distance services, utilizing a 4-digit PIN number in conjunction with a shared Verizon Long Distance 800/888/877 number (commonly referred to as PTFS services); and

(S) Toll Free long distance customers where the associated Billing Telephone Number (BTN) is resident in the remaining Verizon territory without regard to where the actual terminating Toll-Free Switch resides, it being understood, however, that the local service revenue derived from these customers is part of the Spinco Business.

9. Amendment to Section 1.1. The definition of “Spinco Debt Expenses” set forth in Section 1.1 of the Distribution Agreement is hereby amended to read in its entirety as follows:

“Spinco Debt Expenses” means the aggregate amount of all fees and expenses payable to legal advisors and accountants of Spinco or Verizon incurred in connection with the Special Payment Financing, it being agreed that any other costs, fees or expenses associated with the Special Payment Financing shall be deemed part of the Special Payment Financing and shall not constitute Spinco Debt Expenses (nor, for the avoidance of doubt, Distribution Date Indebtedness) and shall be borne by Spinco without reimbursement by Verizon.

10. Amendment to Section 1.1. The definition of “Territory” set forth in Section 1.1 of the Distribution Agreement is hereby amended to read in its entirety as follows:

“Territory” means the local franchise area of the Contributing Companies in the states of Arizona, Idaho, Illinois, Indiana, Michigan, Nevada, North Carolina, Ohio, Oregon, South Carolina, Washington, West Virginia and Wisconsin, the franchise areas of Verizon West Coast Inc. and the franchise areas in California served by the following wire centers and the related microwave facilities described below:

Base CLLI	Remote CLLI	Switch Type	Switch Name	AAIS Wire Center Name	NPA	NXXs	Rate Center
BLYTCAXF92K		DMS100	BLYTHE	BLYTHE	760	921, 922	Blythe
BLYTCAXF92K	BLYTCABJRL0	ANODE	INTAKE & RIVERIA	BLYTHE	760	921, 922	Blythe
BLYTCAXF92K	BLYTCAXHRL1	OPM	RIPLEY #4	BLYTHE	760	921, 922	Blythe
BLYTCAXF92K	BLYTCABARL0	ANODE	FLORENCE & HOBSON	BLYTHE	760	921, 922	Blythe
BLYTCAXF92K	BLYTCACRRL0	AFC-RSC	COLORADO RIVER UMC	BLYTHE	760	921, 922	Blythe
BLYTCAXF92K	BLYTCAXGRS1	RSC	NORTH RIPLEY	BLYTHE	760	921, 922	Blythe
BLYTCAXF92K	PLVRCAXFRS1	RSC	PALO VERDE	PALSVDE	760	854	Palo Verde
GRDVNVXADS0	WDFRCAXFRS1	RSC	WOODSFORD-ALPINE	ALPINE	530	694	Alpine
GRDVNVXADS0	PYVLCAAARL0	ANODE-UE	ST HWY 88 ANODE-UE	ALPINE	530	694	Alpine
GRDVNVXADS0	WDFRCAAARL0	ANODE	MARKLEEVILLE	ALPINE	530	594	Alpine
GRDVNVXADS0	CEVLCAXFRS6	RSC	COLEVILLE	COLEVLLE	530	495	Coleville
PRKRAZXCDS0	BGRVCAXFRLO	AFC-LET	BIG RIVER LET	EARP	760	665	Earp
PRKRAZXCDS0	HVSUCAXFRS1	RSLE	HAVASU LANDING	HAVASU	760	858	Havasu Lake
BKMTCAXFQ01		MICROWAVE	BLACK METAL MOUNTAIN	PRDMAZXC
BMMTCARSQ02		MICROWAVE	BIG MARIA MOUNTAIN	BLYTCAXF

And also including the franchise areas in Virginia served by the following pair gains or remote CLLIs in Crows-Hematite, Virginia as described below where access lines shall be served by Spinco or its Affiliate from the host CLLI WSSPWVDRRS1 in White Sulphur Spings, West Virginia after the Distribution Date

Base CLLI	Remote CLLI	Switch Type	Switch Name	AAIS WireCenter Name	NPA	NXXs	Rate Center
WSSPWVDRRS1	ALGHVAU0016	RS1	WHITE SULPHUR SPRINGS	WHITE SULPHUR SPRINGS	540	559	Crows Hematite
WSSPWVDRRS1	ALGHVAU0001	RS1	WHITE SULPHUR SPRINGS	WHITE SULPHUR SPRINGS	540	559	Crows Hematite
WSSPWVDRRS1	ALGHVAU0002	RS1	WHITE SULPHUR SPRINGS	WHITE SULPHUR SPRINGS	540	559	Crows Hematite
WSSPWVDRRS1	CTVNVAAQ	RS1	WHITE SULPHUR SPRINGS	WHITE SULPHUR SPRINGS	540	559	Crows Hematite

but excluding the local franchise area served by the remote switch in Knotts Island, North Carolina as described below where the access lines shall continue to be served by Verizon South Inc. from the host CLLI PRANVAXBDS0 in Shipps Corner, Virginia after the Distribution Date.

Base CLLI	Remote CLLI	Switch Type	Switch Name	AAIS Wire Center Name	NPA	NXXs	Rate Center
PRANVAXBDS0	KNISNCXARS1	RSO	SHIPPS CORNER	SHIPPS CORNER	252	429	Knotts Island

11. Amendment and Restatement of the Disclosure Letter to the Distribution Agreement. The Disclosure Letter to the Distribution Agreement is hereby amended and restated in this entirety as set forth in the Amended and Restated Disclosure Letter attached hereto and incorporated by this reference.

12. Amendment to Section 2.1. Subsection (a) of Section 2.1 is hereby amended to read in its entirety:

(a) Subject to Section 2.1(b) and, in the case of Information, Article VII, on or prior to the Distribution Date, Verizon shall take or cause to be taken all actions necessary to cause the transfer, assignment, delivery and conveyance of (i) the Non-ILEC Spinco Assets and the Non-ILEC Spinco Liabilities to the Non-ILEC Spinco Subsidiary, (ii) the ILEC Spinco Assets and the ILEC Spinco Liabilities to the ILEC Spinco Subsidiaries and (iii) the ILEC Spinco Subsidiaries to Spinco (including by contributing stock of an entity holding one or more ILEC Spinco Subsidiaries); provided that the Spinco Assets described in subparagraph (I) of subsection (i) of the definition of Spinco Assets shall be transferred pursuant to a separate agreement between Frontier and Verizon to the extent necessary or desirable for regulatory reasons. Spinco shall assume or cause the applicable Spinco Subsidiaries to assume, and thereafter timely pay, perform and discharge, when and as due, or cause the applicable Spinco Subsidiaries to thereafter timely pay, perform and discharge, when and as due, all of the Spinco Liabilities.

13. Amendment to Section 2.4(f). Section 2.4(f) of the Distribution Agreement is hereby amended to read in its entirety as follows:

“(f) Verizon shall pay all Spinco Debt Expenses (i) on the Closing Date or (ii) on such subsequent date when the fees and expenses are payable to legal advisors or accountants in connection with, the Special Payment Financing.”

14. Amendment to Article 6. Article 6 is hereby amended to add the following sections as follows:

Section 6.9 Cross Border Customers.

On the Distribution Date, an Affiliate or Affiliates of Verizon shall enter into agreements at market rates and terms, to sell special access circuits to New Communications of the Southwest Inc. to serve customers in Montgomery Pass, Nevada and Sweetwater, Nevada rehomed to Gardenville, Nevada who are currently served by the switch in Bishop, California.

Section 6.10 Leases.

(a) On the Distribution Date, an Affiliate or Affiliates of Spinco shall enter into a lease or leases with an Affiliate or Affiliates of Verizon on standard commercial terms for the facilities at 8001 W. Jefferson Blvd., Fort Wayne, Indiana, according to which Verizon shall lease approximately 12,600 square feet from Spinco for a term of one year after the Distribution Date for an annual rent of $164,000 plus a pro-rata share of taxes, utilities and operating expenses.

(b) On the Distribution Date, an Affiliate or Affiliates of Spinco shall enter into a lease or leases with an Affiliate or Affiliates of Verizon on standard commercial terms for the facilities at:

•

2200 W. Airfield Dr., DFW Airport, Texas, according to which Spinco shall lease approximately 42,000 square feet from Verizon for a term of one year after the Distribution Date, such lease to have four, one-year renewal options at Spinco’s election, for an annual rent of $600,000 plus a pro-rata share of taxes, utilities and operating expenses.

•

3632 Roxboro Rd., Durham, North Carolina, according to which Spinco shall lease approximately 2,500 square feet for Network Equipment from Verizon for a term of five years after the Distribution Date for an annual rent of $63,000 plus a pro-rata share of taxes, utilities and operating expenses.

•

2655 Warrenville Rd., Downers Grove, Illinois, according to which Spinco shall sub-lease approximately 3,527 square feet from Verizon for a term of one year after the Distribution Date for an annual rent of $61,000 plus a pro-rata share of taxes, utilities and operating expenses.

15. Confirmation of Distribution Agreement. Other than as expressly modified pursuant to this Amendment, all provisions of the Distribution Agreement remain unmodified and in full force and effect.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the first date above written.

VERIZON COMMUNICATIONS INC.

By:	/s/ John W. Diercksen
Name:	John W. Diercksen
Title:	Executive Vice President – Strategy, Planning and Development

NEW COMMUNICATIONS HOLDINGS INC.

By:	/s/ J. Goodwin Bennett
Name:	J. Goodwin Bennett
Title:	Vice President

CONSENT TO AMENDMENT OF DISTRIBUTION AGREEMENT

Frontier Communications Corporation, by its authorized representative, hereby consents to Amendment No. 2 to the Distribution Agreement.

By:	/s/ Donald R. Shassian
Name:	Donald R. Shassian
Title:	Chief Financial Officer